Stikeman Elliott LLP      Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9
Tel: (416) 869-5500     Fax: (416) 947-0866     www.stikeman.com

September 19, 2016

Nevsun Resources Ltd.
Suite 760 – 669 Howe Street
Vancouver, British Columbia
V6H 0B4

Dear Sirs/Mesdames:

We are counsel to Nevsun Resources Ltd. (“Nevsun” or the “Company”) in connection with a registration statement on Form F-3 with exhibits thereto dated September 19, 2016 (the “Registration Statement”), which includes the prospectus included therein (the “Prospectus”) and the Special Dividend Reinvestment Plan (the “Plan”) attached as an exhibit thereto, each dated September 19, 2016, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of common shares in the capital of the Company which may be issued from treasury by the Company pursuant to the Plan (the “Plan Shares”).

In connection with the foregoing and for the purpose of the opinion hereinafter expressed, we have examined originals, photocopies, certified copies or facsimiles of such public and corporate records, certificates, instruments and various other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In our examination of all documents we have assumed the capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals of such documents, the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof, that all facts set forth in the official public records, indices and filing systems and all certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof.  Further the opinion expressed in paragraph (b) below is limited to the federal income tax laws of Canada in effect on the date hereof, all specific proposals to amend such laws publicly announced by the Minister of Finance (Canada) prior to the date hereof, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. The statutory provisions, regulations, and interpretations upon which our opinion in paragraph (b) below is based are subject to change, and such changes could apply retroactively. Any such change could affect

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the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

We are qualified to carry on the practice of law in the Province of British Columbia and our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based on the above and relying upon and subject to the foregoing, we are of the opinion that:

(a)        when issued from time to time pursuant to the Plan and upon receipt of payment therefore, the Plan Shares will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of Nevsun; and

(b)        subject to the qualifications, assumptions, limitations and understandings set out therein, the summary set out in the Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” fairly describes the principal Canadian federal income tax considerations as at the date hereof generally applicable under the Income Tax Act (Canada) and the regulations thereunder to a participant in the Plan to whom such statements are addressed.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name under the captions “Legal Matters” “Enforceability of Certain Civil Liabilities” in the Prospectus included in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are provided solely for your benefit in connection with the filing of the Registration Statement with the SEC and may not be relied on for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent.

Yours truly, (signed) STIKEMAN ELLIOTT LLP